Exhibit 99.1

GSE Systems Reports Second Quarter 2023 Financial Results

Conference Call Scheduled for today, August 14, 2023 at 4:30pm ET

Columbia, MD – August 14, 2023 - GSE Systems, Inc. (“GSE Solutions”, “GSE”, or “the Company”) (Nasdaq: GVP), a leader in advanced engineering and workforce solutions that support the future of clean energy production and decarbonization initiatives of the nuclear power industry, today announced financial results for the second quarter (“Q2”) ended June 30, 2023.

Q2 2023 and Recent Highlights
•	Strong revenue growth from Performance Engineering, with a 30% increase over Q1 of 2023 and 16% improvement from Q2 of 2022.
•	Software and support sales were $1.1 million in Q2 of 2023 bringing our YTD total to $2.3 million, an increase of 20% over the six months ended Q2 2022.
•	Backlog at June 30, 2023, was $34.4 million, including $26.9 million of Performance Improvement Solutions backlog, and $7.5 million of Workforce Solutions backlog.
•	Ended Q2 with cash, cash equivalents and restricted cash of $3.4 million, including restricted cash of $1.6 million.

Management Commentary

“I am pleased with the progress made during the second quarter, whereby we made meaningful improvement in our operational execution.  We are particularly pleased by the improvement in the revenue growth in the quarter, achieved through improved engineering utilization and focus on higher margin business.  The continued pace of license revenue in the quarter is also a positive sign”, commented Kyle J. Loudermilk, GSE’s President and Chief Executive Officer. “Orders in Q2 were lighter than desired, as we had nearly $5M in orders that slipped from Q2 into Q3. All of these orders have closed in early Q3.  We have a robust pipeline of new business opportunities to pursue and are keenly focused on working with customers to get these orders booked. We are focused on what we can control, such as continued project execution;  conversion of the order book to revenue through optimal resource utilization; meeting with customers to help advance the business and capture new logos, such as the win at the uranium purification customer; and other actions.  While the industry is still not at pre-pandemic spend levels, we nevertheless have opportunity to see growth in our business and are focused on that growth. Longer term, the macro trends towards grid stability, energy security and decarbonization are creating strong tailwinds for the industry. As the economic benefits of the Inflation Reduction Act and Infrastructure Act start to flow into the industry, we believe this will also contribute towards continued and growing demand for GSE’s solutions moving forward. "

Emmett Pepe, CFO of GSE Systems, added, “The Company's cost containment measures have started to deliver benefits during the quarter with operating expenses reflecting significant improvement over prior quarter. We expect to continue to trend favorable as initiatives enacted during the quarter will continue to keep costs under control while we execute on our sales growth strategy. I am encouraged by our improved revenue and combined with our expense management positions us for improved cash flow in the second half of 2023."

Q2 2023 FINANCIAL RESULTS

Revenue during Q2 2023 was $12.4 million an increase of 13.9% compared to $10.9 million in Q1 2023, and revenue was $12.7 million in Q2 2022. The sequential improvement in revenues was driven by large simulator build and upgrade projects in Engineering, offset by a sequential decrease in Workforce Solutions. The year over year decrease of $0.3 million was primarily due to the wind down of large projects resulting in a reduction of staffing from our major customers, which continues to affect the power industry.

Engineering revenue was $9.0 million in Q2 2023 compared to $6.9 million in Q1 2023, and $8.0 million in Q2 2022. The sequential and year-over-year increases were largely due to several significant simulator upgrade projects which began later in 2022 with continued work performed in the first six months of 2023.

Workforce Solutions revenue was $3.3 million in Q2 2023 compared to $3.9 million in Q1 2023, and $4.8 million in Q2 2022. The sequential and year-over-year decreases are mainly due to the reduction in workforce requirements.

Gross profit in Q2 2023 was $3.2 million, or 26.0% of revenue. This compared to gross profit increase of $3.2 million, or 24.9% of revenue in Q2 2022, and $2.4 million, or 22.0% of revenue in Q1 2023. The increase in gross margin was primarily related to an increases in larger simulator build and upgrade projects awarded this year.

Operating expenses in Q2 2023 were $4.0 million compared to $4.9 million in Q2 2022. Operating expenses was $5.2 million in Q1 2023. Operating expenses were lower due to an improved corporate cost structure. The Company continues to maintain tight expense controls despite inflationary pressures.

Operating loss was approximately $(0.8) million in Q2 2023, compared $(1.7) million in Q2 2022. Operating loss was $(2.8) million in Q1 2023.

Net loss in Q2 2023 was $(1.5) million or $(0.06) per basic and diluted share, compared to net loss of $(1.4) million or $(0.07) per basic and diluted share in Q2 2022. Net loss was $(3.0) million or $(0.13) per basic and diluted share in Q1 2023.

Adjusted net loss1 totaled $(1.3) million, or $(0.05) per diluted share in Q2 2023, compared to adjusted net loss of $(1.2) million, or $(0.06) per diluted share, in Q2 2022. Adjusted net loss1 totaled $(2.6) million, or $(0.11) per diluted share in Q1 2023.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Q2 2023 was approximately $(0.4) million, compared to $(0.7) million in Q2 2022. EBITDA for Q1 2023 was approximately $(2.4) million.

Adjusted EBITDA1 totaled $(0.4) million in Q2 2023, compared to $(0.7) million in Q2 2022. Adjusted EBITDA1 totaled $(2.2) million in Q1 2023.

Backlog at June 30, 2023, was $34.4 million, including $26.9 million of Performance Improvement Solutions backlog, and $7.5 million of Workforce Solutions.

1 Refer to the non-GAAP reconciliation tables at the end of this press release for a definition of "EBITDA", “adjusted EBITDA” and “adjusted net income”.

CONFERENCE CALL

GSE Systems has scheduled a conference call for today, August 14, 2023 at 4:30 p.m. ET (1:30 p.m. PT) to review these results. Interested parties can access the conference call by dialing (833) 974-2453 or (412) 317-5784 or can listen via a live Internet webcast at: https://app.webinar.net/GoqX0AE0bPn. Access to the link is also available in the Investor Relations section of the Company's website at: https://www.gses.com/about/investors/.

A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 2953239. A webcast replay will be available in the Investor Relations section of the Company's website at https://www.gses.com/about/investors/ for 90 days.

ABOUT GSE SOLUTIONS

Proven by more than 50 years of experience in the nuclear power industry, GSE knows what it takes to help customers deliver carbon-free electricity safely and reliably. Today, GSE Solutions leverages top talent, expertise, and technology to help energy facilities achieve next-level power plant performance. GSE’s advanced Engineering and Workforce Solutions divisions offer highly specialized training, engineering design, program compliance, simulation, and technical staffing that reduce risk and optimize plant operations. With more than 1,100 installations and hundreds of customers in over 50 countries, GSE delivers operational excellence. www.gses.com.

FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	Investor Contact
Kyle Loudermilk	Lytham Partners
Chief Executive Officer	Adam Lowensteiner, Vice President
GSE Systems, Inc.	(646) 829-9702
(410) 970-7800	gvp@lythampartners.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months ended		Six Months ended
	June 30,		June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$12,387	$12,745	$23,260	$25,020
Cost of revenue	9,172	9,573	17,650	19,421
Gross profit	3,215	3,172	5,610	5,599

Selling, general and administrative	3,653	4,410	8,441	8,917
Research and development	154	182	335	324
Depreciation	53	72	101	144
Amortization of definite-lived intangible assets	131	231	292	491
Total operating expenses	3,991	4,895	9,169	9,876

Operating loss	(776)	(1,723)	(3,559)	(4,277)

Interest expense, net	(767)	(358)	(1,053)	(506)
Change in fair value of derivative instruments, net	171	695	240	114
Other income, net	(98)	(72)	(88)	(56)

Loss before income taxes	(1,470)	(1,458)	(4,460)	(4,725)

Provision for (benefit from) income taxes	28	(57)	(11)	110

Net loss	$(1,498)	$(1,401)	$(4,449)	$(4,835)

Net (loss) income per common share - basic and diluted	$(0.06)	$(0.07)	$(0.19)	$(0.23)

Weighted average shares outstanding - basic and diluted	24,188,265	21,033,447	23,564,133	21,006,910

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,775	$2,789
Restricted cash, current	500	1,052
Contract receivables, net of allowance for credit loss	10,190	10,064
Prepaid expenses and other current assets	830	2,165
Total current assets	13,295	16,070

Equipment, software and leasehold improvements, net	682	772
Software development costs, net	646	574
Goodwill	6,299	6,299
Intangible assets, net	1,395	1,687
Restricted cash - long term	1,080	535
Operating lease right-of-use assets, net	609	506
Other assets	42	53
Total assets	$24,048	$26,496

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term note	851	3,038
Accounts payable	1,719	1,262
Accrued expenses	2,490	2,084
Accrued compensation	1,842	1,071
Billings in excess of revenue earned	3,157	4,163
Accrued warranty	276	370
Income taxes payable	1,731	1,774
Derivative liabilities	1,718	603
Other current liabilities	483	1,286
Total current liabilities	14,267	15,651

Long-term note, less current portion	1,670	310
Operating lease liabilities noncurrent	358	160
Other noncurrent liabilities	214	144
Total liabilities	16,509	16,265

Commitments and contingencies (Note 16)

Stockholders' equity:
Preferred stock $0.01 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.01 par value; 60,000,000 shares authorized, 26,401,207 and 24,046,806 shares issued, 24,802,296 and 22,447,895 shares outstanding, respectively	264	240
Additional paid-in capital	84,641	82,911
Accumulated deficit	(74,433)	(69,927)
Accumulated other comprehensive income	66	6
Treasury stock at cost, 1,598,911 shares	(2,999)	(2,999)
Total stockholders' equity	7,539	10,231
Total liabilities and stockholders' equity	$24,048	$26,496

EBITDA and Adjusted EBITDA Reconciliation (in thousands)

References to “EBITDA” mean net (loss) income, before considering interest expense, (benefit from) provision for income taxes, depreciation and amortization. References to Adjusted EBITDA excludes stock-based compensation expense and the impact of the change in fair value of derivative instruments. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP. Management believes EBITDA and Adjusted EBITDA, in addition to operating profit, net income and other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Investors should recognize that EBITDA and Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-U.S. GAAP EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended June 30,		Six Months ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(1,498)	$(1,401)	$(4,449)	$(4,835)
Interest expense, net	767	358	1,053	506
(Benefit from) provision for income taxes	28	(57)	(11)	110
Depreciation and amortization	267	387	560	802
EBITDA	(436)	(713)	(2,847)	(3,417)
Stock-based compensation expense	246	693	531	1,101
Change in fair value of derivative instruments, net	(171)	(695)	(240)	(114)
Adjusted EBITDA	$(361)	$(715)	$(2,556)	$(2,430)

Adjusted Net (Loss) Income and Adjusted EPS Reconciliation (in thousands, except per share amounts)

References to Adjusted Net Loss excludes the stock-based compensation expense, the impact of the change in fair value of derivative instruments, and amortization of intangible assets. Adjusted Net Loss and Adjusted Loss per Share (adjusted EPS) are not measures of financial performance under U.S. GAAP. Management believes Adjusted Net Loss and Adjusted Loss per Share, in addition to other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because they exclude certain items that are not directly related to the Company’s core operating performance and non-cash items that may, or could, have a disproportionate positive or negative impact on our results for any particular period, such as stock-based compensation expense. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-U.S. GAAP Adjusted Net Loss and Adjusted Loss per common Share to U.S. GAAP net loss, the most directly comparable U.S. GAAP financial measure, is as follows:

	Three Months ended		Six Months ended
	June 30,		June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	(1,498)	(1,401)	$(4,449)	$(4,835)
Stock-based compensation expense	246	693	531	1,101
Change in fair value of derivative instruments, net	(171)	(695)	(240)	(114)
Amortization of intangible assets related to acquisitions	131	231	292	491
Adjusted net loss	(1,292)	(1,172)	$(3,866)	$(3,357)

Adjusted loss per common share – Diluted	(0.05)	(0.06)	(0.16)	(0.16)

Weighted average shares outstanding – diluted(1)	24,188,265	21,033,447	23,564,133	21,006,910

(1) During the three and six months ended June 30, 2023, we reported a U.S. GAAP net loss and an adjusted net loss. Accordingly, there were no dilutive shares from RSUs or other dilutive instruments that are included in the adjusted net loss per share calculation, as all shares were considered anti-dilutive when calculating the net loss per share.

(2) During the three and six months ended June 30, 2022, we reported a U.S. GAAP net income and an adjusted net loss. Accordingly, there were no dilutive shares from RSUs or other dilutive instruments that are included in the adjusted net loss per share calculation, as all shares were considered anti-dilutive when calculating the net loss per share.